Exhibit 5.1

[Letterhead of Hogan & Hartson L.L.P.]

July 18, 2001

Board of Trustees
Equity Office Properties Trust
EOP Operating Limited Partnership
c/o Equity Office Properties Trust
Two North Riverside Plaza, Suite 2100
Chicago, Illinois 60606

Ladies and Gentlemen:

      We are acting as counsel to EOP Operating Limited Partnership, a Delaware limited partnership (the “Partnership”) and Equity Office Properties Trust, a Maryland real estate investment trust (the “Trust”), in connection with their registration statement on Form S-3 (SEC File No. 333-43530) and their registration statement on Form S-3 (SEC File No. 333-58976) and each Amendment thereto (collectively, the “Registration Statement”), relating to the public offering of $1,100,000,000 aggregate principal amount of the Partnership’s 7.000% Notes due July 15, 2011 and $300,000,000 aggregate principal amount of the Partnership’s 7.875% Notes due July 15, 2031 (collectively, the “Notes”), which are fully and unconditionally guaranteed as to principal, premium, if any, and interest by the Trust (the “Guarantees,” and together with the Notes, the “Securities”) as described in a Prospectus dated June 20, 2001 (the “Prospectus”), and a Prospectus Supplement dated July 11, 2001 (the “Prospectus Supplement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

      For purposes of this opinion letter, we have examined copies of the following documents:

1.	Executed copy of the Registration Statement

2.	The Prospectus and the Prospectus Supplement

3.	Executed copies of the Global Notes evidencing the Securities.

Board of Trustees
Equity Office Properties Trust
EOP Operating Limited Partnership
July 18, 2001

4.	The Amended and Restated Certificate of Limited Partnership of the Partnership, as certified by the Office of the Secretary of State of the State of Delaware on July 12, 2001, and as certified by the Secretary of the Trust, on the date hereof as being complete, accurate and in effect.

5.	The Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 2, 2001, as certified by the Secretary of the Trust on the date hereof as being complete, accurate and in effect.

6.	The Declaration of Trust of the Trust, as amended, as certified by the Maryland State Department of Assessments and Taxation on July 13, 2001 and as certified by the Secretary of the Trust on the date hereof as being complete, accurate, and in effect.

7.	The Bylaws of the Trust, as amended, as certified by the Secretary of the Trust on the date hereof as being complete, accurate, and in effect.

8.	Certain resolutions of (a) the Board of Trustees of the Trust (the “Board”) adopted at meetings held on July 19, 2000, March 28, 2001 and May 22, 2001 and (b) the Pricing Committee of the Board adopted on July 11, 2001, authorizing, among other things, the offer, issuance and sale of the Securities and arrangements in connection therewith, in each case as certified by the Secretary of the Trust on the date hereof as being complete, accurate and in effect.

9.	Executed copy of the Underwriting Agreement dated July 11, 2001, by and among the Partnership, the Trust and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc., as representatives of the several underwriters listed on Schedule A thereto (the “Underwriting Agreement”).

10.	Executed copy of the Indenture dated as of August 29, 2000, as supplemented by the First Supplemental Indenture dated as of June 18, 2001 (the “Indenture”) by and among the Partnership, the Trust and U.S. Bank Trust National Association, as trustee (the “Trustee”).

      In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original

Board of Trustees
Equity Office Properties Trust
EOP Operating Limited Partnership
July 18, 2001

documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

      This opinion letter is based as to matters of law solely on applicable provisions of (i) with respect to the Notes, the Delaware Revised Uniform Limited Partnership Act, as amended, (ii) with respect to the Guarantees, Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, and applicable provisions of the Maryland General Corporation Law, as amended, and (iii) New York contract law (but not including any laws, statutes, ordinances, administrative decisions, rules, or regulations of any political subdivision of the State of New York), and we express no opinion as to any other laws, statutes, ordinances, rules or regulations (such as federal or state securities or “blue sky” laws). As used herein, the terms “Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended,” “Maryland General Corporation Law, as amended” and “Delaware Revised Uniform Limited Partnership Act, as amended” include the applicable statutory provisions contained therein, all applicable provisions of the Maryland and Delaware Constitutions, as applicable, and reported judicial decisions interpreting these laws.

      Based upon, subject to and limited by the foregoing, we are of the opinion that, assuming due authentication of the Securities by the Trustee and the due execution and delivery of the Securities on behalf of the Partnership and the Trust against payment of the consideration for the Securities specified in the Underwriting Agreement, the Notes constitute valid and binding obligations of the Partnership and the Guarantees constitute valid and binding obligations of the Trust, enforceable against the Partnership and the Trust, as applicable, in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Securities are considered in a proceeding at law or in equity).

      The opinion as to enforceability expressed above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a

Board of Trustees
Equity Office Properties Trust
EOP Operating Limited Partnership
July 18, 2001

court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions set forth above, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

      To the extent that the obligations of the Partnership or the Trust under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

      We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared for your use in connection with the filing by each of the Partnership and the Trust of a Current Report on Form 8-K on the date hereof, which Form 8-K will be incorporated by reference into the Registration Statement.

Board of Trustees
Equity Office Properties Trust
EOP Operating Limited Partnership
July 18, 2001

      We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Form 8-K and to the reference to this firm under the caption “Legal Matters” in the Prospectus and the Prospectus Supplement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan & Hartson L.L.P.

HOGAN & HARTSON L.L.P.